CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ------------------------------------------

As independent public accountants, we hereby consent to the use of our report dated April 24, 1998 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 36.


                              /s/ Arthur Andersen LLP
                                  ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
  July 31, 1998